Exhibit 10.33

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”), dated as of July 29, 2013, is entered into by and among IDEAL POWER INC., a Delaware corporation (“Debtor”), the Subscribers identified on Schedule 1 hereto (the “Subscribers”), who are parties to the Securities Purchase Agreement dated of even date herewith by and among Debtor and such Subscribers, and Anthony DiGiandomenico (“Collateral Agent”).

RECITALS

WHEREAS, Subscribers have made senior secured loans in the principal amount of $750,000 to the Debtor (the "July 2013 Loans") and, together with senior secured loans in the amount of $750,000 and $3,250,000 made by the Debtor on August 31, 2012 and November 21, 2012, respectively, (collectively with the July 2013 Loans, the "Loans") are, collectively, intended to be secured by a first-priority senior security interest in all assets of the Debtor.

           WHEREAS, the July 2013 Loans are evidenced by one or more senior secured convertible promissory notes (each a “Note” and collectively the "Notes") issued by the Debtor.  The Notes have been executed by the Debtor as borrower, in favor of and to document indebtedness to, the Subscribers (each, a “Holder” and collectively the “Holders”).

WHEREAS, to assist the Debtor with its capital raising efforts, The Office of the Governor Economic Development and Tourism of the State of Texas (“Subordinated Lender”) agreed to subordinate to the holders of the senior secured convertible promissory notes documenting the Loans (including the Holders of the July 2013 Loans) its rights, priority and claims under that certain Texas Emerging Technology Fund Award and Security Agreement dated October 1, 2010.

WHEREAS, in consideration of the July 2013 Loans made by the Subscribers to the Debtor and for other good and valuable consideration, and as security for the performance by the Debtor of its obligations under the Notes, and as security for the repayment of the July 2013 Loans and all other sums due from the Debtor to the Subscribers arising under the Transaction Documents (as defined in the Purchase Agreement, the Notes, and any other agreement between or among them (collectively, the “Obligations”)), the Debtor, for good and valuable consideration, receipt of which is acknowledged, has agreed to grant to the Subscribers and to the Collateral Agent on behalf of the Subscribers a security interest in the Collateral (as such term is hereinafter defined), on the terms and conditions hereinafter set forth.

WHEREAS, the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are included on Schedule 2 and are used herein as so defined:  Account, Chattel Paper, Documents, Equipment, General Intangible, Goods, Instrument, Inventory and Proceeds.

AGREEMENT

1.           Definitions; Interpretation.  All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Note and Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Agreement” means this Security Agreement, including any amendments hereto.

“Collateral Agent” shall have the meaning as set forth in the Preamble.

“Collateral” shall have the meaning as set forth in Section 2.2.

“Debtor” shall have the meaning as set forth in the Preamble.

 “Event of Default” shall have the meaning as set forth in Section 8.

“Holder” or “Holders” shall have the meaning as set forth in the Recitals.

 “Majority in Interest” shall have the meaning as set forth in Section 12.3.

“Note” and "Notes" shall have the meanings as set forth in the Recitals.

“Obligations” shall have the meaning as set forth in the Recitals.

“Permitted Liens” shall have the meaning as set forth in Section 5.1.

“Senior Debt” shall mean the senior secured convertible promissory notes issued by the Debtor on August 31, 2012 and November 21, 2012.

“Subscribers” shall have the meaning as set forth in the Preamble.

2.           Grant of General Security Interest in Collateral.

2.1 As security for the Obligations of the Debtor, the Debtor hereby grants to each of the Subscribers a security interest in the Collateral, which security interest shall be in pari passu with the security interest granted to the holders of the Senior Debt.

2.2 “Collateral” shall mean all of the following property of the Debtor:

(A)           All now owned and hereafter acquired right, title and interest of the Debtor in, to and in respect of all Accounts, Goods, real or personal property, all present and future books and records relating to the foregoing and all products and Proceeds of the foregoing, and as set forth below:

(i)           all now owned and hereafter acquired right, title and interest of the Debtor in, to and in respect of all: Accounts, interests in goods represented by Accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; Chattel Paper; investment property; General Intangibles (including but not limited to, tax and duty claims and refunds, registered and unregistered patents, trademarks, service marks, certificates, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests and claims in and to equipment, real estate and fixtures); Documents; Instruments; letters of credit, bankers’ acceptances or guaranties; cash moneys, deposits including but not limited to the deposit accounts identified on Schedule 3; securities, bank accounts, deposit accounts, credits and other property now or hereafter owned or held in any capacity by Debtors, as well as agreements or property securing or relating to any of the items referred to above;

(ii)           Goods.  All now owned and hereafter acquired right, title and interest of Debtors in, to and in respect of goods, including, but not limited to:

(a)           All Inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in the Debtor's business; finished goods, timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all Inventory which may be returned to the Debtor by its customers or repossessed by the Debtor and all of the Debtor's right, title and interest in and to the foregoing (including all of the Debtor’s rights as a seller of goods);

(b)           All Equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto (including, but not limited to the Debtor's rights to acquire any of the foregoing, whether by exercise of a purchase option or otherwise);

(iii)           Property.  All now owned and hereafter acquired right, title and interests of the Debtor in, to and in respect of any other personal property in or upon which the Debtor has or may hereafter have a security interest, lien or right of setoff;

                      (iv)           Books and Records.  All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Debtor, any computer service bureau or other third party; and

                      (v)           Products and Proceeds.  All products and Proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

(B)           All now owned and hereafter acquired right, title and interest of the Debtor in, to and in respect of the following:

(i)           all additional shares of stock, partnership interests, member interests or other equity interests from time to time acquired by the Debtor, in any subsidiary of the Debtor, the certificates representing such additional shares, and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, interests or equity; and

(ii)           all security entitlements of the Debtor in, and all Proceeds of any and all of the foregoing in each case, whether now owned or hereafter acquired by the Debtor and howsoever its interest therein may arise or appear (whether by ownership, security interest, lien, claim or otherwise).

Notwithstanding anything to the contrary set forth in Section 2.2 above, the types or items of Collateral described in such Section shall not include any rights or interests in any contract, lease, permit, license, charter or license agreement covering real or personal property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to the Subscribers is prohibited or would result in a breach and such prohibition or breach has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition or breach cannot be waived.

Notwithstanding anything to the contrary set forth in Section 2.2 above, the types or items of Collateral described in such Section shall not include any Equipment which is, or at the time of the Debtor’s acquisition thereof shall be, subject to a purchase money mortgage or other purchase money lien or security interest (including capitalized or finance leases) permitted hereunder if: (a) the valid grant of a security interest or lien therein to the Subscribers in such Equipment is prohibited by the terms of the agreement between the Debtor and the holder of such purchase money mortgage or other purchase money lien or security interest or under applicable law and such prohibition has not been or is not waived, or the consent of the holder of the purchase money mortgage or other purchase money lien or security interest has not been or is not otherwise obtained, or under applicable law such prohibition cannot be waived and (b) the purchase money mortgage or other purchase money lien or security interest on such item of Equipment is or shall become valid and perfected.  To the extent each of the foregoing conditions is satisfied, the Subscribers shall, through the Collateral Agent, at the request of the Debtor and at the Debtor’s expense, execute and deliver a UCC-3 partial release with respect to any such Equipment subject to such a purchase money security interest or lien, provided, that, such partial release shall be in form and substance satisfactory to the Collateral Agent.

“Equipment” shall include all of the Debtor's now owned and hereafter acquired equipment, machinery, laboratory and research equipment and tools, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

2.3           The Subscribers and the Collateral Agent are hereby specifically authorized, after the Maturity Date (defined in the Note) accelerated or otherwise, and after the occurrence of an Event of Default (as defined herein) and the expiration of any applicable cure period, to transfer any Collateral into the name of the Collateral Agent and to take any and all action deemed advisable to the Subscribers to remove any transfer restrictions affecting the Collateral.

3.           Perfection of Security Interest.

3.1           The Debtor shall prepare, execute and deliver to the Collateral Agent UCC-1 Financing Statements or other instruments necessary to perfect a security interest in any item of the Collateral (collectively, the "Lien Documents") in form and substance acceptable to the Collateral Agent.  The Collateral Agent is instructed to prepare and file or cause to be filed at the Debtor’s cost and expense, the Lien Documents in such United States and foreign jurisdictions deemed advisable to the Collateral Agent, including but not limited to the States of Texas or Delaware, as appropriate.

3.2           All other certificates and instruments constituting Collateral from time to time required to be pledged to the Subscribers pursuant to the terms hereof (the “Additional Collateral”) shall be delivered to the Collateral Agent promptly upon receipt thereof by or on behalf of the Debtor.  All such certificates and instruments shall be held by or on behalf of the Subscribers pursuant hereto and shall be delivered in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance satisfactory to the Collateral Agent.  If any Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, the Debtor shall cause the Collateral Agent to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Collateral Agent with respect to such securities.  If any Collateral consists of security entitlements, the Debtor shall transfer such security entitlements to the Collateral Agent or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent.

3.3           If the Debtor shall receive, by virtue of the Debtor being or having been an owner of any Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Collateral, or otherwise, (iii) dividends payable in cash or in securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, the Debtor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Subscribers, shall segregate it from the Debtor’s other property and shall deliver it forthwith to the Subscribers, in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Subscribers as Collateral and as further collateral security for the Obligations.

4.           Voting Power Relating to Collateral/Dividends and Distributions.

4.1           So long as an Event of Default does not exist, the Debtor shall be entitled to exercise all voting power pertaining to any of the Collateral, provided such exercise is not contrary to the interests of the Subscribers and does not impair the Collateral.

4.2.           At any time an Event of Default exists or has occurred and is continuing, all rights of the Debtor, upon notice given by the Collateral Agent, to exercise the voting power shall cease and all such rights shall thereupon become vested in the Collateral Agent for the benefit of the Subscribers, which shall thereupon have the sole right to exercise such voting power and receive such payments.

4.3           All dividends, distributions, interest and other payments which are received by Debtor contrary to the provisions of Section 4.2 shall be received in trust for the benefit of the Subscribers as security and Collateral for payment of the Obligations, shall be segregated from other funds of Debtor, and shall be forthwith paid over to the Collateral Agent as Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Collateral and as further collateral security for the Obligations.

5.           Further Action By Debtors; Covenants and Warranties.

5.1           The Subscribers, along with the holders of the senior secured convertible promissory notes evidencing the Senior Debt, at all times shall have a perfected security interest in the Collateral.  The Debtor represents that other than the security interests described on Schedule 5.1, it has and will continue to have full title to the Collateral free from any liens, leases, encumbrances, judgments or other claims, except for “Permitted Liens” (defined below).  The Subscribers’ security interest in the Collateral, together with the security interests of the holders of the senior secured convertible promissory notes evidencing the Senior Debt, constitutes and will continue to constitute a first, prior and indefeasible security interest in favor of the Subscribers, subject only to the security interests described on Schedule 5.1.  The Debtor will do all acts and things, and will execute and file all instruments (including, but not limited to, security agreements, financing statements, continuation statements, etc.) reasonably requested by the Collateral Agent to establish, maintain and continue the perfected security interest of the Subscribers and the holders of the senior secured convertible promissory notes evidencing the Senior Debt in the perfected Collateral, and will promptly on demand, pay all costs and expenses of filing and recording, including the costs of any searches reasonably deemed necessary by the Collateral Agent from time to time to establish and determine the validity and the continuing priority of the security interest of the Subscribers and the holders of the senior secured convertible promissory notes evidencing the Senior Debt, and also pay all other claims and charges that, in the opinion of the Subscribers and the holders of the senior secured convertible promissory notes evidencing the Senior Debt are reasonably likely to materially prejudice, imperil or otherwise affect the Collateral or their security interests therein.   For purposes of this Agreement, “Permitted Liens” shall include:

(a)	liens for the payment of taxes which are not yet due and payable;

(b)
liens  arising  by  statute  in  connection  with  worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which the the Debtor is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

(c)
mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

(d)	any interest or title of a lessor under any operating lease or capital lease; and

(e)	liens on real property of the Debtor or created solely for the purpose of securing indebtedness incurred to finance the purchase price of such real property;

(f)
cash deposits to secure performance bonds and other obligations of a like nature (in each case, other than for Indebtedness) incurred in the ordinary course of business for obligations not yet due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

(g)
easements, rights-of-way, zoning and similar restrictions, building codes, reservations,  covenants,  conditions,  waivers,  survey  exceptions  and  other  similar encumbrances or title defects and, with respect to any interests in real property held or leased by the Debtor or any of its subsidiaries, mortgages, deeds of trust and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under  a  landlord  or  owner  of  such  property  encumbering  solely  such  landlord’s or owner’s interest in such real property, with or without the consent of the lessee;

(h)	liens in existence on the date hereof;

(i)	any interest of a licensor under a license entered into in the ordinary course of the Debtor’s business; and

(j)	any lien existing on any part of any business acquired by the Debtor, prior to the acquisition thereof by the Debtor.

5.2           Except in connection with sales of Collateral in the ordinary course of business, for fair value and in cash, and except for Collateral which is substituted by assets of identical or greater value (subject to the consent of the Collateral Agent) or which is not material to the Debtor’s business, the Debtor will not sell, transfer, assign or pledge those items of Collateral (or allow any such items to be sold, transferred, assigned or pledged), without the prior written consent of the Collateral Agent other than a transfer of the Collateral to a wholly-owned United States formed and located subsidiary of the Debtor with prior notice to the Collateral Agent, and provided the Collateral remains subject to the security interest herein described.  Although Proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that the Collateral Agent or the Subscribers consent to any sale of the Collateral, except as provided herein.  Sales of Collateral in the ordinary course of business as described above shall be free of the security interest of the Subscribers and the Collateral Agent shall promptly execute such documents (including without limitation releases and termination statements) as may be required by the Debtor to evidence or effectuate the same.

5.3           The Debtor will, at all reasonable times during regular business hours and upon reasonable notice, allow the Collateral Agent or its representatives free and complete access to the Collateral and all of the Debtor’s records that in any way relate to the Collateral, for such inspection and examination as the Collateral Agent reasonably deems necessary.

5.4           The Debtor, at its sole cost and expense, will protect and defend the Collateral against the claims and demands of all persons other than the Subscribers and the holders of the senior secured convertible promissory notes evidencing the Senior Debt.

5.5           The Debtor will promptly notify the Collateral Agent of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that are reasonably likely to affect or impair any of the rights of the Subscribers under this Security Agreement in any material respect.

5.6           The Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other reasonable assurances or instruments and take further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to perfect the security interest of the Subscribers hereunder.

5.7           The Debtor represents and warrants that it is the true and lawful exclusive owner of the Collateral, free and clear of any liens, encumbrances and claims other than those listed on Schedule 5.1.

6.           Power of Attorney.

At any time an Event of Default has occurred, and only after the applicable cure period as set forth in this Agreement and the other Transaction Documents, and is continuing, the Debtor hereby irrevocably constitutes and appoints the Collateral Agent as the true and lawful attorney of the Debtor, with full power of substitution, in the place and stead of Debtor and in the name of the Debtor or otherwise, at any time or times, in the discretion of the Collateral Agent, to take any action and to execute any instrument or document which is reasonably and prudently necessary to protect the Subscribers’ rights in the Collateral as set forth in this Agreement.  This power of attorney is coupled with an interest and is irrevocable until the Obligations are satisfied.

7.           Performance by the Subscribers.

If the Debtor fails to perform any material covenant, agreement, duty or obligation of the Debtor under this Agreement or the Purchase Agreements, the Collateral Agent may, after any applicable cure period and notice required hereunder, at any time or times in its discretion, take action to effect performance of such obligation.  All reasonable expenses of the Subscribers incurred in connection with the foregoing authorization shall be payable by the Debtor as provided in Paragraph 10.1 hereof.  No discretionary right, remedy or power granted to the Subscribers under any part of this Agreement shall be deemed to impose any obligation whatsoever on the Subscribers with respect thereto, such rights, remedies and powers being solely for the protection of the Subscribers.

8.           Event of Default.

An event of default (“Event of Default”) shall be deemed to have occurred hereunder upon the occurrence of any event of default as defined and described in this Agreement, in the Note, the Purchase Agreements, Transaction Documents (as defined in the Purchase Agreements), and any other agreement to which the Debtor and the Subscribers are parties.  Upon and after any Event of Default, after the applicable cure period, if any, any or all of the Obligations shall become immediately due and payable at the option of the Collateral Agent, and the Collateral Agent may dispose of Collateral as provided herein.  A default by the Debtor of any of its material obligations pursuant to this Agreement, the Purchase Agreements and any of the other Transaction Documents shall be an Event of Default hereunder and an “Event of Default” as defined in the Notes, and the Purchase Agreements.

9.           Disposition of Collateral.

Upon and after any Event of Default which is then continuing,

9.1           The Collateral Agent may exercise its rights with respect to each and every component of the Collateral, without regard to the existence of any other security or source of payment, in order to satisfy the Obligations.  In addition to other rights and remedies provided for herein or otherwise available to it, the Subscribers shall have all of the rights and remedies of a secured party on default under the Uniform Commercial Code then in effect in the State of New York.

9.2           If any notice to the Debtor of the sale or other disposition of Collateral is required by then applicable law, 5 business days prior written notice (which the Debtor agrees is reasonable notice within the meaning of Section 9.612(a) of the Uniform Commercial Code) shall be given to the Debtor of the time and place of any sale of Collateral which the Debtor hereby agrees may be by private sale.  The rights granted in this Section are in addition to any and all rights available to the Subscribers under the Uniform Commercial Code.

9.3           The Collateral Agent is authorized, at any such sale, if the Collateral Agent deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof, or otherwise to restrict such sale in such other manner as the Subscribers deem advisable to ensure such compliance.  Sales made subject to such restrictions shall be deemed to have been made in a commercially reasonable manner.

9.4           All proceeds received by the Subscribers in respect of any sale, collection or other enforcement or disposition of Collateral, shall be applied (after deduction of any amounts payable to the Subscribers pursuant to Paragraph 10.1 hereof) against the Obligations.  Upon payment in full of all Obligations, the Debtor shall be entitled to the return of all Collateral, including cash, which has not been used or applied toward the payment of the Obligations or used or applied to any and all costs or expenses of the Subscribers incurred in connection with the liquidation of the Collateral (unless another person is legally entitled thereto).  Any assignment of Collateral by the Collateral Agent to the Debtor shall be without representation or warranty of any nature whatsoever and wholly without recourse.  To the extent allowed by law, the Collateral Agent may purchase the Collateral and pay for such purchase by offsetting the purchase price with sums owed to the Subscribers by the Debtor arising under the Obligations or any other source.

9.5           Without limiting, and in addition to, any other rights, options and remedies the Subscribers have under the Transaction Documents, the UCC, at law or in equity, or otherwise, upon the occurrence and continuation of an Event of Default, the Collateral Agent shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction.  The Debtor expressly agrees that such a receiver will be able to manage, protect and preserve the Collateral and continue the operation of the business of the Debtor to the extent necessary to collect all revenues and profits thereof and to apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, until a sale or other disposition of such Collateral shall be finally made and consummated.

9.6           Provided an Event of Default or an event, which with the passage of time or the giving of notice could become an Event of Default is not pending, then from and after the date the Subscriber has exercised its conversion rights with respect to not less than one-half of the Principal Amount of the Subscriber’s Note and the Debtor has complied with its obligations with respect to all such conversions, then the Subscriber’s security interest granted pursuant to this Agreement shall be automatically released.

10.           Miscellaneous.

10.1           Expenses.  The Debtor shall pay to the Collateral Agent for the benefit of the Subscribers, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys’ fees, legal expenses and brokers’ fees, which the Collateral Agent may incur in connection with (a) exercise or enforcement of any the rights, remedies or powers of the Subscribers hereunder or with respect to any or all of the Obligations upon breach; or (b) failure by the Debtor to perform and observe any agreements of the Debtor contained herein which are performed by Collateral Agent.

10.2           Waivers, Amendment and Remedies.  No course of dealing by the Collateral Agent or the Subscribers and no failure by the Collateral Agent or the Subscribers to exercise, or delay by the Collateral Agent or the Subscribers in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Collateral Agent or the Subscribers.  No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by the Debtor therefrom shall, in any event, be effective unless contained in a writing signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Collateral Agent, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Collateral Agent for the benefit of the Subscribers from time to time in such order as the Collateral Agent may elect.

10.3           Notices.  All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being faxed (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

To Debtors:	Ideal Power Inc. 5004 Bee Creek Rd., Suite 600 Spicewood, Texas 78669 Attention: Chief Executive Officer Paul.Bundschuh@idealpowerconverters.com
With a copy by facsimile only to:	Richardson & Patel LLP 1100 Glendon Avenue, Suite 850 Los Angeles, CA 90024 Fax: (310) 208-1154 Tel: (310) 208-1182 Attention: Erick Richardson
To Holders:	To the addresses specified in the Subscription Purchase Agreement for each Holder
To Collateral Agent:	Anthony DiGiandomenico 401 Wilshire Boulevard, Suite 1020 Santa Monica, California 90401
With a copy (not constituting notice) to:	Scott Bartel, Esq. Eric Stiff, Esq. Locke Lord LLP 500 Capitol Mall, Suite 1800 Sacramento, California 95814 Telephone: (916) 930-2500 sbartel@lockelord.com estiff@lockelord.com

Any party may change its address by written notice in accordance with this paragraph.

10.4           Term; Binding Effect.  This Agreement shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon the Debtor, and its successors and permitted assigns; and (c) inure to the benefit of the Subscribers and its successors and assigns.

10.5           Captions.  The captions of Paragraphs, Articles and Sections in this Agreement have been included for convenience of reference only, and shall not define or limit the provisions of this agreement and have no legal or other significance whatsoever.

10.6           Governing Law; Venue; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction.  Any legal action or proceeding against the Debtor with respect to this Agreement must be brought only in the courts in the State of New York  or United States federal courts located within the State of New York, and, by execution and delivery of this Agreement, the Debtor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The Debtor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.

10.7           Entire Agreement.  This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

10.8           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by electronic transmission.

11.           Termination; Release.  When the Obligations have been indefeasibly paid and performed in full or all outstanding Notes have been converted to Common Stock pursuant to the terms of the Note and the Purchase Agreements, this Agreement shall terminate, and the Subscribers or the Collateral Agent, as appropriate, at the request and sole expense of the Debtor, will execute and deliver to the Debtor the proper instruments (including UCC termination statements) acknowledging the termination of the Security Agreement, and duly assign, transfer and deliver to the Debtor, without recourse, representation or warranty of any kind whatsoever, such of the Collateral, as may be in the possession of the Collateral Agent or Subscribers.

12.           Subscribers' Powers.

12.1           Subscribers' Powers.  The powers conferred on the Subscribers hereunder are solely to protect Subscribers’ interest in the Collateral and shall not impose any duty on the Subscribers to exercise any such powers.

12.2           Reasonable Care.  The Collateral Agent is required to exercise reasonable care in the custody and preservation of any Collateral in its possession.

12.3           Majority in Interest.   The rights of the Subscribers hereunder, except as otherwise set forth herein shall be exercised upon the approval of Subscribers (including the holders of the senior secured convertible promissory notes evidencing the Senior Debt) holding no less than 51% of the outstanding principal amount of the Loans (“Majority in Interest”) at the time such approval is sought or given.  Any tangible or physical Collateral shall be delivered to and be held by the Collateral Agent pursuant to this Agreement and on behalf of all Subscribers as to their respective rights.

12.4           Authority of Collateral Agent.  By executing this Agreement the Subscribers appoint the Collateral Agent as their agent to exercise all of the rights, benefits and remedies granted to them as secured parties under this Agreement.  The Collateral Agent agrees to exercise all of the rights, benefits and remedies conveyed by this Agreement solely for the benefit of the Subscribers and, unless a delay would cause irreparable damage to the Collateral or any part of it, only after consultation with the Majority in Interest.  In accordance with its role as the agent for the Subscribers, the Lien Documents will identify the Collateral Agent as the secured party.

12.5           Duties of the Collateral Agent.  The Collateral Agent agrees to hold and dispose of the Collateral in accordance with and subject only to the terms of this Agreement.

12.6           Appointment of Attorney-in-Fact.  The Debtor hereby irrevocably appoints the Collateral Agent as the Debtor’s attorney-in-fact to arrange for the transfer of the Collateral and to do and perform all actions that are necessary or appropriate in order to effect the terms of this Agreement.

12.7           Matters Pertaining to Collateral Agent.

12.7.1                      The Collateral Agent shall not be personally liable for any act it may do or omit to do under this Agreement while acting in good faith and in the exercise of its best judgment, and any act done or omitted by the Collateral Agent pursuant to the advice of the Collateral Agent’s attorney shall be conclusive evidence of such good faith.  Except as expressly provided herein, the Collateral Agent is expressly authorized and directed to disregard any and all notices or warnings given by any of the parties, or by any other person or corporation, excepting only orders or process of court, and is hereby expressly authorized to comply with and obey any and all orders, judgments or decrees of any court.  If the Collateral Agent obeys or complies with any such order, judgment or decree of any court, the Collateral Agent shall not be liable to the Subscribers or the Debtor or to any other person, firm or corporation by reason of such compliance, notwithstanding that any such order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated, or found to have been entered without jurisdiction.

12.7.2                      The Subscribers and the Debtor expressly agree the Collateral Agent has the absolute right at the Collateral Agent’s election, if the Collateral Agent considers it appropriate, to file an action in interpleader in a court of proper jurisdiction requiring the parties to answer and litigate their claims and rights among themselves, and the Collateral Agent is authorized to deposit with the clerk of the court all documents and funds held by him pursuant to this Agreement.  In the event such action is filed, the Debtor agrees to pay all costs, expenses and reasonable attorneys’ fees that the Collateral Agent incurs in such interpleader action.  Upon filing of such action the Collateral Agent shall thereupon be fully released and discharged from all obligations to further perform any duties or obligations otherwise imposed by the terms of this Agreement.

12.7.3                      The Collateral Agent shall not be bound in any way by any other agreement between the Subscribers and the Debtor as to which the Collateral Agent is not a party, whether or not the Collateral Agent has knowledge thereof, nor by any notice of a claim or demand with respect to this Agreement or the Collateral.  The Collateral Agent shall have no duties or responsibilities except as expressly set forth in this Agreement.  The Collateral Agent may rely conclusively on any certificate, statement, request, waiver, receipt, agreement or other instrument that the Collateral Agent believes to be genuine and to have been signed and presented by an appropriate person or persons.

12.7.4                      The retention and distribution of the Collateral in accordance with the terms and provisions of this Agreement shall fully and completely release the Collateral Agent from any obligation or liability assumed by the Collateral Agent hereunder as to the Collateral.

12.7.5                      The Collateral Agent, while in possession of the Collateral prior to or following the occurrence of an Event of Default, as hereinabove provided, and while acting in accordance with the terms of this Agreement or applicable law, is not responsible for any fluctuations in value or delays in disposing of the Collateral.

12.7.6                      The Collateral Agent shall not be liable in any respect for verifying the identity, authority or rights of the parties executing or delivering or purporting to execute and/or deliver this Agreement.

12.7.7                      Notwithstanding anything herein to the contrary, the Collateral Agent shall have no duty with respect to the Collateral other than the duty to use reasonable care in the custody and preservation of the Collateral if it is in the Collateral Agent's possession.  The Collateral Agent shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties, to sell the Collateral if it threatens to decline in value, or to exercise any rights represented thereby, except as directed by the Majority in Interest pursuant to the terms of this Agreement.

12.7.8                      The Debtor and the Subscribers agree to and each does hereby indemnify, defend (with counsel acceptable to the Collateral Agent) and hold the Collateral Agent harmless against any and all losses, damages, claims and expenses, including reasonable attorneys’ fees, that may be incurred by the Collateral Agent by reason of it compliance with the terms of this Agreement.  If, as a result of any disagreement between the parties and/or adverse demands and claims being made by any or all of them upon the Collateral Agent, the Collateral Agent shall become involved in litigation, including any interpleader brought by the Collateral Agent as provided in this Agreement, the Debtor agrees that it shall be liable to the Collateral Agent on demand for all costs, expenses and attorneys’ fees that the Collateral Agent shall incur and/or be compelled to pay by reason of such litigation.

12.8           Replacement of Collateral Agent.  In the event the Collateral Agent is or becomes unwilling or unable to act in such capacity for any reason, the Majority in Interest shall appoint a successor.  The Majority in Interest (but not the Debtor) shall have the right, after delivery of written notice signed by the Majority in Interest to the Collateral Agent, to terminate the Collateral Agent and to name the Collateral Agent’s successor.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

“DEBTOR”

IDEAL POWER INC.
a Delaware corporation

By:
       Paul Bundschuh
      Chief Executive Officer

Agreed and Accepted by:

“COLLATERAL AGENT”

Anthony DiGiandomenico

By:/s/ Anthony DiGiandomenico

Name:/s/ Anthony DiGiandomenico

Title:

This Security Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.

OMNIBUS SUBSCRIBER SIGNATURE PAGE TO
SECURITY AGREEMENT

The undersigned, in its capacity as a Subscriber, hereby executes and delivers the Security Agreement to which this signature page is attached and agrees to be bound by the Security Agreement on the date set forth on the first page of the Security Agreement. This counterpart signature page, together with all counterparts of the Security Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Security Agreement.

_________________________________ [Print Name of Subscriber]	__________________________________ [Name of Co-Subscriber, if applicable]

__________________________________ [Signature]	__________________________________ [Signature]

Name:	Name:_____________________________
Title:______________________________	Title: ______________________________

Mailing Address:	Telephone No.:_____________________
____________________________	Facsimile No:______________________
____________________________	Email Address:_____________________
____________________________
(City, State and Zip)

IDEAL POWER INC.
SECURITY AGREEMENT EXHIBITS AND SCHEDULES

Schedule 1 – Subscribers

Schedule 2 - Provisions of the New York Uniform Commercial Code

Schedule 3 – Deposit Accounts

Schedule 5.1 – Security Interests

SCHEDULE 1

SUBSCRIBERS

SCHEDULE 2

UNIFORM COMMERCIAL CODE OF NEW YORK

Definitions from § 9.102 of the New York Uniform Commercial Code

(2) "Account", except as used in "account for", means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii)for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State.  The term includes health-care-insurance receivables.  The term does not include (i) rights to payment evidenced by chattel paper or an instrument, (ii) commercial tort claims, (iii) deposit accounts, (iv) investment property, (v) letter-of-credit rights or letters of credit, or (vi) rights to payment for money or funds advanced or sold, other than rights arising out of the use of a credit or charge card or information contained on or for use with the card.

(11) "Chattel paper" means a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods.  In this paragraph, "monetary obligation" means a monetary obligation secured by the goods or owed under a lease of the goods and includes a monetary obligation with respect to software used in the goods.  The term does not include (i) charters or other contracts involving the use or hire of a vessel or (ii) records that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card.  If a transaction is evidenced by records that include an instrument or series of instruments, the group of records taken together constitutes chattel paper.

(30) "Document" means a document of title or a receipt of the type described in Section 7--201(2).

7-201(2): Where goods including distilled spirits and agricultural commodities are stored under a statute requiring a bond against withdrawal or a license for the issuance of receipts in the nature of warehouse receipts, a receipt issued for the goods has like effect as a warehouse receipt even though issued by a person who is the owner of the goods and is not a warehouseman.

(33) "Equipment" means goods other than inventory, farm products, or consumer goods.

(42) "General intangible" means any personal property, including things in action, other than accounts, chattel  paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, or other minerals before extraction.  The term includes payment intangibles and software.

(44) "Goods" means all things that are movable when a security interest attaches.  The term includes (i) fixtures, (ii) standing timber that is to be cut and removed under a conveyance or contract for sale, (iii) the unborn young of animals, (iv) crops grown, growing, or to be grown, even if the crops are produced on trees, vines, or bushes, and (v) manufactured homes.  The term also includes a computer program embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such a manner that it customarily is considered part of the goods, or (ii) by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods.  The term does not include a computer program embedded in goods that consists solely of the medium in which the program is embedded.  The term also does not include accounts, chattel paper, commercial tort claims, deposit accounts, documents, general intangibles, instruments, investment property, letter-of-credit rights, letters of credit, money, or oil, gas, or other minerals before extraction.

(47) "Instrument" means a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary indorsement or assignment.  The term does not include (i) investment property, (ii) letters of credit, or (iii) writings that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card.

(48) "Inventory" means goods, other than farm products, which:

(A) are leased by a person as lessor;

(B) are held by a person for sale or lease or to be furnished under a contract of service;

(C) are furnished by a person under a contract of service; or

(D) consist of raw materials, work in process, or materials used or consumed in a business.

(64) "Proceeds", except as used in Section 9--609(b), means the following property:

(A) Whatever is acquired upon the sale, lease, license, exchange, or other disposition of collateral;

(B) whatever is collected on, or distributed on account of, collateral;

(C) rights arising out of collateral;

(D) to the extent of the value of collateral, claims  arising out  of the loss, nonconformity, or interference with the use of, defects or infringement of rights in,  or  damage to, the collateral; or

(E) to the extent of the value of collateral and to the extent payable to the debtor or the secured party, insurance  payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, the collateral.

SCHEDULE 3

DEPOSIT ACCOUNTS

Bank	Account No.	Bank Address

SCHEDULE 5.1

SECURITY INTERESTS

Not applicable.

The security interests granted to the Subscribers herein are identical to and in pari passu with the security interests granted to the holders of the senior secured convertible promissory notes evidencing the Senior Debt.

Interest of the Officer of the Governor, Economics Development and Tourism, has been subordinated.

PATENTS AND PATENT APPLICATIONS SUBJECT TO THE IDEAL POWER CONVERTERS INC. SECURITY AGREEMENT DATED JULY 29, 2013 BETWEEN IDEAL POWER CONVERTERS INC. THE COLLATERAL AGENT AND THE SUBSCRIBERS

Dkt#	Status	where?	App No	File d	Priority	Pat No?	Issue/est.
IPC‐011.P	expired	USpr	6 0/811,19 1	6‐Jun‐06	6‐Jun‐06
IPC‐011~CN	pending	CN	2 007 8002 9 2 08.4	6‐Feb‐09	6‐Jun‐06
IPC‐011~EP	pending	EP	7 7 9591 5.3		6‐Jun‐06
IPC‐012	issued	US	1 1 /7 59 ,006	6‐Jun‐07	6‐Jun‐06	7,599,196	6‐Oct‐09
IPC‐012A	issued	US	12 /4 79 ,2 07	5‐Jun‐09	6‐Jun‐06	8,300,426	30‐Oct‐12
IPC‐012E	issued	US	13 /2 05,2 4 3	8‐Aug‐11	6‐Jun‐06	8,400,800	19‐Mar‐13
IPC‐012F	issued	US	13 /2 05,2 50	8‐Aug‐11	6‐Jun‐06	8,395,910	12‐Mar‐13
IPC‐012G	issued	US	13 /2 05,2 6 3	8‐Aug‐11	6‐Jun‐06	8,345,452	1‐Jan‐13
IPC‐013	issued	US	11 /7 58,9 70	6‐Jun‐07	6‐Jun‐06	7,778,045	17‐Aug‐10
IPC‐013C	pending	US	13 /859 ,2 6 5	9‐Apr‐13	6‐Jun‐06
IPC‐020~BR	pending	BR	PI1011551 -0	28‐Dec‐11	29‐Jun‐09
IPC‐020~CN	pending	CN	201 08003 87 04 8	29‐Feb‐12	29‐Jun‐09
IPC‐020~EP	pending	EP	108003 1 0.4	13‐Jan‐12	29‐Jun‐09
IPC‐020~KR	pending	KR	2 01 2 -7 0007 2 0	10‐Jan‐12	29‐Jun‐09
IPC‐020A	issued	US	13 /2 05,2 1 2	8‐Aug‐11	29‐Jun‐09	8,391,033	5‐Mar‐13
IPC‐020B	issued	US	13 /54 1 ,9 02	5‐Jul‐12	29‐Jun‐09	8,441,819	14‐May‐13
IPC‐020C	issued	US	13 /54 1 ,9 05	5‐Jul‐12	29‐Jun‐09	8,432,711	30‐Apr‐13
IPC‐020D	issued	US	13 /54 1 ,9 1 0	5‐Jul‐12	29‐Jun‐09	8,446,705	21‐May‐13
IPC‐020E	issued	US	13 /54 1 ,9 1 4	5‐Jul‐12	29‐Jun‐09	8,451,637	28‐May‐13
IPC‐020F	pending	US	13 /84 7 ,7 03	20‐Mar‐13	29‐Jun‐09
IPC‐021~BR	pending	BR	BR11 2 012 003 6 12 -2	16‐Feb‐12	17‐Aug‐09
IPC‐021~CA	pending	CA	28084 9 0
IPC‐021A	issued	US	1 3 /2 05,225	8‐Aug‐11	17‐Aug‐09	8,295,069	23‐Oct‐12
IPC‐021B	issuing	US	1 3 /54 2 ,223	5‐Jul‐12	17‐Aug‐09		13‐Aug‐13
IPC‐021C	issued	US	1 3 /54 2 ,225	5‐Jul‐12	17‐Aug‐09	8,406,025	26‐Mar‐13
IPC‐021D	auth	US			17‐Aug‐09
IPC‐022	issued	US	1 3 /3 08,2 00	30‐Nov‐11	30‐Nov‐10	8,446,042	21‐May‐13
IPC‐022A	issued	US	13 /7 05,2 3 0	5‐Dec‐12	30‐Nov‐10	8,446,043	21‐May‐13
IPC‐022A	pending	US	13 /872 ,9 73	29‐Apr‐13	30‐Nov‐10
IPC‐022WO	expiring	PCT	PCT/US1 1 /62689	30‐Nov‐11	30‐Nov‐10
IPC‐023	pending	US	13 /4 01 ,771	21‐Feb‐12	18‐Feb‐11
IPC‐024	pending	US	13 /4 00,56 7	20‐Feb‐12	18‐Feb‐11		27‐Aug‐13
IPC‐028	issued	US	13 /3 08,3 56	30‐Nov‐11	30‐Nov‐10	8,461,718	11‐Jun‐13
IPC‐028~IN	pending	IN	49 55/DELNPi2 01 3
IPC‐028~MY	pending	MY
IPC‐028~PH	pending	PH
IPC‐028~SG	pending	SG	2 01 3 04 01 9 -1	21‐May‐13
IPC‐028A	issued	US	13 /7 05,2 4 0	5‐Dec‐12	30‐Nov‐10	8,471,408	25‐Jun‐13
IPC‐028B	pending	US	13 /872 ,9 79	29‐Apr‐13	30‐Nov‐10
IPC‐029.P	expiring	USpr	61 /7 00,1 3 1	12‐Sep‐12	12‐Sep‐12
IPC‐029.P2	expiring	USpr	6 1 /7 84 ,001	14‐Mar‐13	12‐Sep‐12
IPC‐030.P	pending	USpr	6 1 /81 4 ,993	23‐Apr‐13	23‐Apr‐13
IPC‐036.P	pending	USpr	61 /83 8,7 58	24‐Jun‐13	24‐Jun‐13
IPC‐037.P	pending	USpr	61 /84 1 ,6 1 8	1‐Jul‐13	1‐Jul‐13
IPC‐038.P	pending	USpr	61 /84 1 ,6 21	1‐Jul‐13	1‐Jul‐13

Dkt #	St atus	where?	A pp No	Filed	Priority	Pat No?	Issue/est.
IPC‐039.P	pending	USpr	61 /841 ,6 2 4	1‐Jul‐13	1‐Jul‐13
IPC‐PCCS‐001	proposed
IPC‐PCCS‐002	proposed
IPC‐PCCS‐003	pending	USpr	61 /7 65,098	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐004	pending	USpr	61 /7 65,1 29	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐005	proposed
IPC‐PCCS‐006	proposed
IPC‐PCCS‐007	pending	USpr	61 /7 65,099	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐008	proposed
IPC‐PCCS‐009	proposed
IPC‐PCCS‐011	pending	USpr	61 /7 65,1 00	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐012	pending	USpr	61 /7 65,1 3 1	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐013	pending	USpr	61 /7 65,1 02	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐014	proposed
IPC‐PCCS‐015	pending	USpr	61 /7 65,1 04	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐018	proposed
IPC‐PCCS‐019	proposed
IPC‐PCCS‐021	pending	USpr	61 /7 65,1 07	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐022	proposed
IPC‐PCCS‐025	proposed
IPC‐PCCS‐026	pending	USpr	61 /7 65,1 3 2	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐029	pending	USpr	6 1 /778,6 4 8	13‐Mar‐13	13‐Mar‐13
IPC‐PCCS‐030	proposed
IPC‐PCCS‐031	proposed
IPC‐PCCS‐032	pending	USpr	61 /7 65,1 1 0	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐034	proposed
IPC‐PCCS‐035	pending	USpr	61 /7 65,1 1 2	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐036	pending	USpr	61 /7 65,1 1 4	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐037	pending	USpr	6 1 /778,6 6 1	13‐Mar‐13
IPC‐PCCS‐038	proposed
IPC‐PCCS‐040	pending	USpr	61 /7 65,1 1 6	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐041	pending	USpr	61 /7 65,1 1 8	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐043	pending	USpr	61 /7 65,1 1 9	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐044	pending	USpr	61 /7 65,1 22	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐045	proposed
IPC‐PCCS‐046	pending	USpr	61 /7 65,1 3 7	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐046	proposed		61 /7 65,1 3 7	15‐Feb‐13
IPC‐PCCS‐047	proposed
IPC‐PCCS‐051	proposed
IPC‐PCCS‐052	proposed
IPC‐PCCS‐053	pending	USpr	61 /7 65,1 23	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐054	pending	USpr	61 /7 65,1 26	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐055	proposed
IPC‐PCCS‐057	pending	USpr	61 /7 65,1 3 9	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐059	pending	USpr	61 /7 65,1 4 4	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐060	pending	USpr	61 /7 65,1 4 6	15‐Feb‐13	15‐Feb‐13
IPC‐PCCS‐061	pending	USpr	6 1 /778,6 80	13‐Mar‐13	13‐Mar‐13
IPC‐PCCS‐062	pending	USpr	61 /81 7 ,092	29‐Apr‐13	29‐Apr‐13
IPC‐PCCS‐063	pending	USpr	6 1 /817 ,012	29‐Apr‐13	29‐Apr‐13
IPC‐PCCS‐064	pending	USpr	6 1 /817 ,019	29‐Apr‐13	29‐Apr‐13
IPC‐PCCS‐065	proposed
IPC‐PCCS‐066	proposed
IPC‐PCCS‐067	proposed